SUB-ITEM 77Q3

AIM Moderate Growth Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number: 811-2699
Series No.: 14

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                          $ 207
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                          $ 43
        Class C                          $ 46
        Class R                          $ 5
        Class Y                          $ -
        Institutional Class              $ -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.0086
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.0086
        Class C                        0.0086
        Class R                        0.0086
        Class Y                        0.0086
        Institutional Class            0.0086


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        25,458
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         5,227
        Class C                         5,734
        Class R                           631
        Class Y                            64
        Institutional Class                 1


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $7.84
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $7.72
        Class C                         $7.72
        Class R                         $7.79
        Class Y                         $7.84
        Institutional Class             $7.88